UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2011

Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 6, 2011, Education Realty Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) under Item 5.07 to report the results of its Annual Meeting of Stockholders of the Company held on May 4, 2011 (the “2011 Annual Meeting”).  The Company is filing this Form 8-K/A as an amendment (“Amendment No. 1”) to the Original Filing for the sole purpose of disclosing the Company’s decision in light of the stockholder vote at the 2011 Annual Meeting regarding whether a stockholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.  Except for the foregoing, this Amendment No. 1 does not amend, modify or update the disclosures contained in the Original Filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

In light of the stockholder voting results at the 2011 Annual Meeting, in which “1 Year” received the highest number of votes cast on the frequency proposal, the Company’s Board of Directors (the “Board”) has determined that future stockholder advisory (non-binding) votes on compensation of executives will occur every year, commencing with the 2012 Annual Meeting of Stockholders of the Company and continuing thereafter until such time that the frequency vote is next presented to stockholders or until the Board determines otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: December 6, 2011	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary